Exhibit 5.1

[LETTERHEAD OF VENABLE LLP]

September 10, 2013

Senior Housing Properties Trust

Two Newton Place

255 Washington Street

Suite 300

Newton, Massachusetts 02458

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

We have served as Maryland counsel to Senior Housing Properties Trust, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law arising out of the registration of 2,963,462 common shares (the “Shares”) of beneficial interest, $.01 par value per share (“Common Shares”), that the Company may issue pursuant to the Senior Housing Properties Trust 2012 Equity Compensation Plan (the “Plan”), covered by the above-referenced Registration Statement (the “Registration Statement”), to be filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), on or about the date hereof.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.                                      The Registration Statement;

2.                                      The Amended and Restated Declaration of Trust of the Company, as amended and supplemented (the “Declaration of Trust”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.                                      The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4.                                      A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5.                                      The Plan;

6.                                      Resolutions (the “Resolutions”) adopted by the Board of Trustees of the Company relating to the approval of the Plan and the authorization of the Shares, certified as of the date hereof by an officer of the Company;

7.                                      A certificate executed by an officer of the Company, dated as of the date hereof; and

8.                                      Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.                                      Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.                                      Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.                                      Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.                                      All Documents submitted to us as originals are authentic.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.                                      None of the Shares will be issued or transferred in violation of any restriction or limitation contained in the Declaration of Trust.  Upon the issuance of any Shares, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Declaration of Trust.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.                                      The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.                                      The issuance of the Shares has been duly authorized and, when issued and delivered by the Company pursuant to the Resolutions and the Plan and otherwise in accordance with the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to compliance with, or the applicability of, federal or state securities laws, including the securities laws of the State of Maryland.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP